Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

FOR IMMEDIATE RELEASE

Thursday, January 3, 2013

CONTACT:	Rob Swadosh / Patrick Malone
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. ENDS STRATEGIC ALTERNATIVES ASSESSMENT; SAYS CURRENT STRATEGIC PLAN OFFERS GREATER VALUE

HIRING PROCESS FOR PERMANENT CEO INITIATED

MADISON HEIGHTS, MICHIGAN, January 3, 2013—The Board of Directors of InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), the leading national provider of infusion pumps and related services for the U.S. healthcare industry, has formally ended its assessment of potential strategic alternatives initiated by InfuSystem’s prior management in conjunction with the investment banking firm, Houlihan Lokey. The Board stated that it believes the Company’s current strategic plan offers greater value.

Making the announcement, Executive Chairman Ryan Morris said the Board unanimously agreed that, given current business indicators and the certainty stemming from the Company’s recent financing arrangement, InfuSystem shareholders would be best served by remaining an independent public company. “The Company,” he added, “intends to focus on delivering consistent growth and profitable results in its core business as well as executing strategic initiatives designed to leverage its existing, strong client base.”

The Company anticipates that final costs associated with the strategic alternatives program its Board evaluated will be reflected in the fourth quarter 2012 results.

The Company also announced it has initiated a search process to hire a permanent Chief Executive Officer. The Board’s Executive Search Committee, headed by Lead Independent Director John Climaco, will work closely with RobinsonButler, a top-tier retained executive search firm serving the life science industry, to conduct a thorough, transparent and expeditious search process. Interim CEO Dilip Singh will step down upon completion of the search assignment.

Mr. Morris commented further: “The Board thanks Interim CEO Dilip Singh for his outstanding contributions to the important progress we have achieved since the current leadership team assumed control of the Company in the second quarter of 2012. He is instrumental in our implementing strategic efforts that have returned InfuSystem to profitability, improved operational performance, and strengthened the Company’s overall financial footing by increasing cash and reducing debt on the balance sheet as well as securing a new, superior credit facility. Dilip’s success sets a compelling strategic course for 2013 and provides the basis for an orderly transition, a solid long-term foundation, and maximum continuity as we grow the business.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain matters discussed in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, including any statement that refers to expectations, projections or other characterizations of future events or circumstances and those which can be identified by the use of forward-looking terminology such as “expects,” “plans,” “may,” “should,” “believes” or “anticipates” and other similar expressions. These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied, or otherwise predicted, by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time-to-time in the Company’s publicly filed documents and in news releases and other communications. The Company disclaims any intention or duty to update any forward-looking statements made in this release.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.